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SHAREHOLDERS' STOCK REDEMPTION AND OPTION AGREEMENT

         This Agreement is made as of the 25th day of June, 1996, among JEFF FARSTAD, PAULETTE HAVNVIK, and the JOHN HAVNVIK TRUST u/a February
7, 1995, hereinafter collectively referred to as Shareholders and individually referred as Farstad, Havnvik and Trust, respectively, and SPF ENERGY, INC., a North Dakota corporation, hereinafter referred to as SPF.

                                    RECITALS

         1. SPF has recently acquired from Farstad all of his shares in Farstad Oil, Inc., and from Havnvik and from Trust all of their shares in Superpumper, Inc., in exchange for shares in SPF. After the acquisition, Shareholders are principal holders of stock in SPF, each owning the following number of shares:

         Farstad   2,332,500   shares
         Havnvik     677,327.3 shares
         Trust       253,413.9 shares

         2. In January of 1995, Superpumper, Inc. granted to the Trust the option to sell Superpumper, Inc. common stock to Superpumper, Inc. at the rate of $150,000.00 for 10 years after John Havnvik's death, or a total of $1,500,000.00.

         After John Havnvik's death in 1995, the Trust exercised its 1995 option to sell 32,608.7 shares of Superpumper stock for $150,000.00. In 1996, the Trust exercised its 1996 option and the Trust and Superpumper agreed to accelerated exercise of the 1997, 1998 and 1999 options, resulting in a 1996 total redemption of 130,434.8 shares for $600,000.

         The parties intend that the Trust's remaining option to sell Superpumper, Inc. common stock attaches to the Trust's 253,413.9 SPF shares received in exchange for Superpumper, Inc. common stock, for the remaining 5 years, 2000 through 2004, and desire to make arrangements for exercise of the remaining option.

         3. The Shareholders and SPF have certain mutual interests concerning SPF. Those interests include control upon the number and identity of Shareholders in SPF and providing a market for shares of stock in SPF.

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                                   AGREEMENT

                          REDEMPTION OF TRUST'S SHARES

         1. SPF assumes rights and obligations with respect to its stock held by the Trust in lieu of Superpumper, Inc. common stock formerly held by the Trust, under the January 1995 agreement described in Recital paragraph 2. SPF hereby agrees to redeem and the Trust agrees to sell to SPF $750,000 of SPF shares issued in exchange for Superpumper common stock, in a series of 5 annual transactions, 32,608.7 shares each transaction @ $4.60, or a total of $150,000 per year in January of each year 2000 through 2004, provided that Superpumper shall have the option to call for any one or more of the future transactions to be executed at any earlier date.

         As each separate redemption transaction is scheduled for a future date, no transaction bears interest before its scheduled date. In a case where SPF calls for a transaction to be executed at an early date, the amount of the transaction shall not be discounted.

         Redemptions scheduled for 2000 through 2004 are not accelerated by the early execution of redemptions scheduled for 1997, 1998, and 1999.

         As a consequence of the redemption of 163,043.5 of the Trust's SPF shares (5 annual transactions @ 32,608.7), the Trust's remaining shares subject to other terms of this Agreement is 90,370.4 shares.

                         TRANSFER RESTRICTION AND OPTION

         2. RESTRICTION ON STOCK. Havnvik shall not encumber or dispose, by sale, gift, or otherwise, of shares of stock in SPF which she now owns or may hereafter acquire, except as provided in this Agreement. In the case of her death, her estate, heirs or legatees, as the case may be, shall hold such stock subject to the obligations under this Agreement to sell such stock in certain circumstances.

         The Trust shall not encumber or dispose, by sale, gift, or otherwise, of shares of stock in SPF which it now owns or may hereafter acquire, except as provided in this Agreement.

         The Trust may transfer all or part of its stock in SPF by a distribution to a beneficiary permitted by the trust agreement, provided any such transferee shall hold such stock subject to the obligations under this Agreement to sell such stock in certain circumstances.

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         3.    FIRST REFUSAL OPTION. In the event, and in each event, that
Havnvik or the trust should desire to sell any of her or its stock in SPF, and should receive from a prospective purchaser a bona fide offer to purchase which is acceptable to her or it, Havnvik or Trust shall first offer to sell such stock to Farstad and to SPF. The offer shall be made by giving Farstad and SPF written notice of the Shareholder's desire to sell his stock, the receipt of an acceptable offer, the identity of the prospective purchaser, and the terms of the offer, including the number of shares offered to be purchased and the price and payment terms.

         a. FIRST OPTION TO FARSTAD. Farstad shall have a first option to purchase the stock at the price and upon the terms offered by the prospective purchaser. The option may be exercised by notice within thirty (30) days of receipt of the offer.

         b. SECOND OPTION TO SPF. If the offer is not accepted by Farstad within the thirty (30) days first option period, SPF shall have a separate second option to redeem the stock at the price per share and upon the terms offered by the prospective purchaser. The option may be exercised by notice within thirty (30) days after expiration of Farstad's first option.

         c. RIGHTS WHEN OPTION NOT EXERCISED. If Farstad fails to purchase or SPF fails to redeem all such stock within the first and second option periods, the Shareholder may sell his stock to the prospective purchaser in strict conformity with the terms of the original offer.

         If, by reason of Farstad's or SPF's forbearance to exercise a right to purchase or redeem, a Shareholder becomes entitled to sell to a prospective purchaser upon terms offered, but, for any reason, the sale to such prospective purchaser shall not be consummated on the terms offered, then Farstad and SPF shall have new rights to purchase or redeem in the event the Shareholder receives another acceptable offer from any prospective purchaser.

         If, by reason of Farstad's or SPF's forbearance to exercise a right to purchase or redeem, a Shareholder becomes entitled to sell to a prospective purchaser upon terms offered and the sale shall be consummated, then Farstad and SPF shall have new rights to purchase or redeem in the event the Shareholder receives another acceptable offer from any prospective purchaser to purchase any of the Shareholder's remaining shares.

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                               GENERAL PROVISIONS

         4. NOTICES. Notices, offers, and acceptances required or permitted to be given under this Agreement shall be in writing and shall be given by ordinary or certified mail. Such notices will be deemed to have been given when received by the persons to whom they are directed. If circumstances require a Shareholder to offer to sell his stock and he fails for any reason to make such offer in writing, Farstad or SPF may notify such Shareholder that an offer is required under this Agreement and that the offer is accepted or rejected, which acceptance or rejection shall be deemed timely, the Shareholder having failed to make a written offer to commence the running of any option period.

         5. PERFORMANCE. Execution and delivery of appropriate documents to evidence a Shareholder's sale of his stock shall be accomplished as speedily as practicable.

         6. AUTHORIZATION. SPF is authorized to enter into this Agreement by action of its directors. Action by the respective trustees is authorized by applicable provisions of North Dakota Century Code, Section 30.1-18-15.

         7. ENDORSEMENT. Certificates of stock in SPF owned by the Shareholders shall be endorsed as follows:

         "Sale or transfer of the shares of stock represented by this certificate is subject to terms of an Agreement among the Corporation and certain Shareholders. A copy of the Agreement is on file in the office of the Secretary of the Corporation."

         8. AGREEMENT BINDING. This Agreement shall be binding upon SPF and the Shareholders, their heirs, legal representatives, successors and assigns. This Agreement may be altered, amended, or terminated only by a writing signed by SPF and all the Shareholders, except that it shall terminate on the occurrence of any of the following events: bankruptcy, receivership, or dissolution of SPF.

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         9.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which altogether shall constitute one and the same instrument, even though separate counterparts may be signed by fewer than all the parties or their respective agents.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

SHAREHOLDERS:                             SPF, INC.


/s/ Jeff Farstad                          By /s/ Jeff Farstad
---------------------------------------      --------------------------------
Jeff Farstad                                 Jeff Farstad
                                             Its President

/s/ Paulette Havnvik                      And
---------------------------------------   By /s/ Vern Lysford
Paulette Havnvik                             --------------------------------
                                             Vern Lysford
JOHN HAVNVIK TRUST                           Its Secretary


By /s/
   ------------------------------------
   First Western Bank,
   Co-Trustee, by /s/
                  ---------------------
   Its VP and Trust Manager

By /s/ Paulette Havnvik
   ------------------------------------
   Paulette Havnvik,
   Co-Trustee

By /s/ Kari Havnvik Warberg
   ------------------------------------
   Kari Havnvik Warberg,
   Co - Trustee

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